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                                                            EXHIBIT NO. 99.1(g)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Value Fund, MFS Research International Fund and MFS Core Growth Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of Shares is designated "Class W Shares";

         2. Class W Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class W Shares, the method of determination of the net asset value of Class W Shares, the price, terms and manner of redemption of Class W Shares, and relative dividend rights of holders of Class W Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class W Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 23rd day of February, 2006 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
-------------------------------------      -------------------------------------
Robert E. Butler                           Amy B. Lane
804 W. Park Avenue                         9716 S.E. Sandpine Lane
State College PA  16803                    Hobe Sound FL  33455


LAWRENCE H. COHN                           ROBERT J. MANNING
-------------------------------------      -------------------------------------
Lawrence H. Cohn                           Robert J. Manning
45 Singletree Road                         13 Rockyledge Road
Chestnut Hill MA  02467                    Swampscott MA  01907


DAVID H. GUNNING                           LAWRENCE T. PERERA
-------------------------------------      -------------------------------------
David H. Gunning                           Lawrence T. Perera
2571 N. Park Blvd.                         18 Marlborough Street
Cleveland Heights OH  44106                Boston MA  02116


WILLIAM R. GUTOW                           ROBERT C. POZEN
-------------------------------------      -------------------------------------
William R. Gutow                           Robert C. Pozen
3 Rue Dulac                                9 Arlington Street
Dallas TX  75230                           Boston MA 02116


MICHAEL HEGARTY                            J. DALE SHERRATT
-------------------------------------      -------------------------------------
Michael Hegarty                            J. Dale Sherratt
177 Old Briarcliff Road                    86 Farm Road
Briarcliff Manor NY  10510                 Sherborn MA  01770


J. ATWOOD IVES                             LAURIE J. THOMSEN
-------------------------------------      -------------------------------------
J. Atwood Ives                             Laurie J. Thomsen
17 West Cedar Street                       235 Nashawtuc Road
Boston MA  02108                           Concord MA 01742


                                           ROBERT W. UEK
                                           -------------------------------------
                                           Robert W. Uek
                                           536 Tierra Mar Lane
                                           Naples FL  34108